UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

BIOMET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 7, 2007, Biomet, Inc., an Indiana corporation (the “Company” or “Biomet”), entered into an amended and restated Agreement and Plan of Merger (the “Merger Agreement”) with LVB Acquisition, LLC, a Delaware limited liability company (“Parent”), and LVB Acquisition Merger Sub, Inc., an Indiana corporation and a wholly-owned subsidiary of Parent (“Purchaser”). The Merger Agreement amends and restates the Agreement and Plan of Merger dated as of December 18, 2006 among the same parties. Parent is controlled by a consortium of private equity funds, which include affiliates of The Blackstone Group, Goldman Sachs Capital Partners, Kohlberg Kravis Roberts & Co. and TPG. A copy of the press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Company’s board of directors (the “Board”) unanimously adopted and declared advisable the Merger Agreement, the Offer (as defined below), the Merger (as defined below) and related transactions, and unanimously recommended that Biomet shareholders accept the Offer and tender their shares to Purchaser.

Pursuant to the Merger Agreement, Purchaser has agreed to commence a tender offer (the “Offer”) on or before June 14, 2007 to purchase all of the Company’s outstanding common shares, no par value (the “Shares”), at a price of $46.00 per Share, net to the seller in cash (subject to applicable withholding and stock transfer taxes), on the terms and subject to the conditions set forth in the Merger Agreement. Upon consummation of the Offer, each of the Company’s then outstanding options to purchase Shares will be cancelled and option holders will receive the excess, if any, of $46.00 over the option exercise price for each share subject to the option, less any applicable withholding taxes. Completion of the Offer is subject to various conditions, including that at least 75% of the Shares are tendered in the Offer. The Merger Agreement permits Purchaser to revise the condition regarding minimum acceptance of the Offer to decrease the minimum acceptance threshold to a number that, together with shares whose holders have agreed to vote to approve the Merger, represents at least 75% of the Shares. The Offer will expire at midnight, New York time, on the 20th business day following and including the commencement date, unless extended in accordance with the terms of the Offer and the applicable rules and regulations of the Securities and Exchange Commission. The Offer is also subject to the condition that the debt financing arranged by Parent and Purchaser must be available for borrowing on the terms and conditions set forth in the debt financing commitments obtained by Purchaser or on terms and conditions that are no less favorable, in the aggregate, to Parent and Purchaser. The Offer is subject to certain other customary conditions. The Company understands that Purchaser has entered into a voting agreement with Dane A. Miller, Ph.D., the Company’s former President and CEO, and Mary Louise Miller, regarding the 5,723,595 Biomet common shares owned by them.

Following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and in accordance with the Indiana Business Corporation Law (the “IBCL”), Purchaser will merge (the “Merger”) with and into the Company and the Company will continue as the surviving corporation. At the effective time of the Merger (the “Effective Time”), each Share, other than the Shares owned by Parent or Purchaser immediately prior to the Effective Time, will automatically be cancelled and will cease to exist and will be converted into the right to receive $46.00 in cash, without interest and subject to applicable withholding or stock transfer taxes, on the terms and subject to the conditions set forth in the Merger Agreement.

The closing of the Merger is subject to various additional conditions, including approval of the Merger Agreement by Biomet shareholders. The parties have agreed that if after the purchase of Shares pursuant to the Offer and any subsequent offering period, and after giving effect to any Shares purchased pursuant to the option described in the next paragraph, Purchaser owns at least 90% of the outstanding Shares, then once the other conditions to completion of the Merger are satisfied or waived, Purchaser will merge into the Company in a “short-form” merger pursuant to applicable provisions of Indiana law, which will not require a vote of the Company’s shareholders.

In the Merger Agreement, the Company has granted Purchaser an option (the “Top-Up Option”) to purchase, at a price per Share equal to the price paid in the Offer, a number of newly issued Shares equal to the number of Shares that, when added to the number of Shares owned, directly or indirectly, by Parent or Purchaser at the time of exercise of the Top-Up Option, constitutes 90.0005% of the total Shares that would be outstanding immediately after the issuance of all Shares subject to the Top-Up Option. The Top-Up Option, which is subject to compliance with rules of The NASDAQ Stock Market and other applicable conditions, may be exercised by Purchaser at any time on or after the expiration of the Offer and on or prior to the fifth business day after the later of the expiration date of the Offer or the expiration date of any subsequent offering period if at least 75% of Biomet common shares are tendered in the Offer.

The Merger Agreement further provides that, subject to compliance with applicable law, promptly upon payment for Shares by Purchaser to consummate the Offer, Parent shall be entitled to obtain representation on the Company’s Board proportional to Purchaser’s ownership of Shares. After the date Shares are first accepted for payment in the Offer and prior to approval of the Merger Agreement by the Company’s shareholders, the Merger Agreement may not be amended in a manner that would adversely affect the right of the Company’s shareholders to receive the consideration to be paid in the Merger.

On June 6, 2007, Morgan Stanley & Co. Incorporated, the Company’s financial advisor (“Morgan Stanley”), rendered its oral opinion to the Company’s board of directors and subsequently confirmed in writing, that, as of that date, and based upon and subject to the various considerations, assumptions and limitations set forth in its written opinion, the consideration of $46.00 per share to be received by holders of the Shares in accordance with the Merger Agreement was fair from a financial point of view to Biomet’s shareholders.

As a result of the amended and restated Merger Agreement, on June 7, 2007 the Company announced that it has cancelled the special meeting of shareholders previously scheduled for Friday, June 8, 2007 to consider and vote on the original merger agreement announced on December 18, 2006. Furthermore, as part of the amended and restated Merger Agreement, the Company has agreed not to pay its annual dividend.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Cautionary Statement

The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

Certain of the contractual representations made by the parties in the Merger Agreement are subject to a standard of materiality that may be different from what shareholders of Biomet may view as material to their interests. Representations may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all of the facts. Investors in Biomet’s securities are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Notice to Investors

The tender offer described in this Current Report on Form 8-K has not yet been commenced. This Current Report on Form 8-K and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced, LVB Acquisition, LLC and its wholly-owned subsidiary intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. LVB Acquisition, LLC, its wholly owned subsidiary and the Company intend to mail these documents to the shareholders of the Company. These documents will contain important information about the tender offer and shareholders of the Company are urged to read them carefully when they become available. Shareholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company or LVB Acquisition, LLC with the SEC at the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain a free copy of these documents (when they become available) by contacting Biomet at 56 East Bell Drive, P.O. Box 587, Warsaw, Indiana 46581, attention: Investor Relations.

Certain Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Biomet believes that the assumptions, on which the forward-looking statements contained herein are based are reasonable any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance that the forward-looking statements contained herein will prove to be accurate. Some of the factors that could cause actual results and forward-looking statements contained herein to differ include: the occurrence of any event, change or other circumstances that could give rise to the termination of the amended and restated Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the amended and restated Merger Agreement; the inability to complete the Offer or complete the Merger due to the failure to satisfy the conditions required to complete the Offer or the Merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee, distributor, supplier and customer retention as a result of the Offer and the Merger; the results and related outcomes of the review by a special committee of the Board of Biomet’s historical stock option granting practices, including: the impact of the restatement of Biomet’s financial statements or other actions that may be taken or required as a result of the special committee’s review, the impact of any tax consequences, including any determination that Biomet’s filed tax returns were not true, correct and complete, the impact of any determination that some of the options may not have been validly issued under the stock option plans, the impact of the determination that certain of Biomet’s financial statements were not prepared in accordance with GAAP and/or the required reporting standards under applicable securities rules and regulations, the impact of the determination of the existence of a material weakness in Biomet’s internal controls and the reevaluation of certain of the findings and conclusions in Management’s Report on Internal Controls, the consequences of the determination that Biomet’s disclosure controls and procedures required by the Securities

Exchange Act were not effective, and the impact of any determination that some of Biomet’s insurance policies may not be in full force and effect and/or that Biomet may not be in compliance with the terms and conditions of the policies; litigation and governmental investigations or proceedings which may arise out of Biomet’s stock option granting practices or the restatement of Biomet’s financial statements; the inability to meet NASDAQ requirements for continued listing; and other risk factors as set forth from time to time in Biomet’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Biomet that Biomet’s objectives will be achieved. Biomet undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2007, the Company’s Board adopted and approved an amendment to Section V of Article V of the Company’s bylaws to provide that Section 23-1-42 of the IBCL (the “Control Share Acquisition” statute) would not apply to the Company, effective June 6, 2007. Prior to this amendment, the previous provision of the Company’s bylaws provided the Company with the authority to redeem “control shares” acquired in a “control share acquisition” under this chapter of the IBCL.

Item 8.01.	Other Events.

On January 9, 2007, the Company filed a Form 12b-25 with the SEC stating that it did not anticipate filing its quarterly report on Form 10-Q for the second quarter of fiscal year 2007 on or before the fifth calendar day following the prescribed due date. On January 11, 2007, the Company received a Staff Determination letter from The Nasdaq Stock Market indicating that the Company is not in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14). The letter was issued in accordance with NASDAQ procedures due to the Company’s inability to file its quarterly report on Form 10-Q for the second quarter of fiscal year 2007 by the prescribed due date.

A hearing was held on March 1, 2007, at which the Company requested an exception within which to regain compliance with the NASDAQ’s filing requirements. On April 11, 2007, a NASDAQ Listing Qualifications Panel (the “Panel”) granted the Company’s request for an exception and continued listing on the NASDAQ Global Select Market, notwithstanding the Company’s inability to timely file its quarterly report on Form 10-Q for the second quarter of fiscal 2007. On May 22, 2007, the Company requested an extension of the May 29, 2007 deadline until June 12, 2007.

On April 12, 2007, the Company announced that it received an additional notice of non-compliance from The Nasdaq Stock Market, pursuant to Marketplace Rule 4310(c)(14), due to the previously announced delay in filing its quarterly report on Form 10-Q for the third quarter of fiscal 2007. In the notice, the Company was invited to make an additional submission to the Panel addressing its plans for making the third quarter filing. On April 19, 2007, the Company requested an exception until June 12, 2007 to file its quarterly report on Form 10-Q for the third quarter of fiscal 2007.

On May 29, 2007, the Panel made a determination with respect to the Company’s April 19, 2007 and May 22, 2007 requests. In its May 29, 2007 determination, the Panel granted the Company’s request to extend the time to file the Company’s reports on Form 10-Q for the second and third quarters of fiscal 2007, and to complete all required restatements, to on or before July 11, 2007. The Panel added that notwithstanding this extension it expects the Company to comply with the terms of the exception by the June 12, 2007 date referenced in the Company’s April 19, 2007 and May 22, 2007 requests.

On May 29, 2007 the Company filed with the SEC an amended annual report on Form 10-K/A for the fiscal year ended May 31, 2006. On June 4, 2007, the Company filed with the SEC an amended quarterly report on Form 10-Q/A for the period ended August 31, 2006 and quarterly reports on Form 10-Q for the periods ended November 30, 2006 and February 28, 2007.

On June 7, 2007, the Company announced that it received a letter from the Panel stating that the Company has evidenced compliance with the Panel’s prior decisions and all applicable Nasdaq Marketplace Rules, and that the Panel has determined to continue the listing of the Company’s common shares on the NASDAQ Global Select Market. A copy of the press release announcing Biomet regaining full compliance is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Document

2.1	Agreement and Plan of Merger dated as December 18, 2006 (amended and restated as of June 7, 2007)

99.1	Press Release dated June 7, 2007

99.2	Press Release dated June 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

By:	/S/ BRADLEY J. TANDY
Bradley J. Tandy
Its:	Senior Vice President, General Counsel and Secretary

Date: June 7, 2007